UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CAPITAL LEASE FUNDING, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transactions applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

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	(4)	Date filed:

CAPITAL LEASE FUNDING, INC.
110 Maiden Lane
New York, NY 10005

ANNUAL MEETING OF STOCKHOLDERS

April 28, 2006

To our Stockholders:

       On behalf of our board of directors, I cordially invite you to attend our 2006 Annual Meeting of Stockholders. This meeting will be held at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, New York, New York, on Wednesday, June 14, 2006 at 10:00 a.m., local time. During the meeting, we will discuss the items of business described in the accompanying Notice of Annual Meeting and Proxy Statement, update you on important developments in our business and respond to any questions that you may have about us.

       Information about the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card instructions for voting and the 2005 Annual Report to Stockholders. You are being asked to elect directors, approve an amendment and restatement of our 2004 stock incentive plan, and conduct any other business properly raised at the meeting or any adjournments or postponements thereof.

       Your vote is very important. Please take a moment now to cast your vote whether or not you plan to attend the meeting by completing, signing, dating and returning the enclosed proxy using the enclosed self-addressed, stamped envelope. You may still vote in person at the meeting, even if you return a proxy.

       I look forward to seeing you at the meeting.

Best regards,

Paul H. McDowell Chief Executive Officer

CAPITAL LEASE FUNDING, INC.
110 Maiden Lane
New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 14, 2006

       NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Meeting”) of Capital Lease Funding, Inc., a Maryland corporation (the “Company”), will be held at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, New York, New York, on Wednesday, June 14, 2006 at 10:00 a.m., local time. The matters to be considered by stockholders at the Meeting, which are described in detail in the accompanying materials, are:

1.	To elect seven directors to hold office until the annual meeting of stockholders to be held in 2007 and until their successors are elected;
2.	To approve an amendment and restatement of the Company's 2004 Stock Incentive Plan (the “stock plan”), the primary purpose of which is to increase by 1,250,000 shares the maximum aggregate number of shares of common stock issuable under the stock plan, from 1,073,000 to 2,323,000 shares; and
3.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

       The Board of Directors (the “Board”) has fixed the close of business on April 3, 2006, as the record date for the Meeting. Only stockholders of record as of that date are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

       The accompanying form of proxy is solicited by the Board. This notice and Proxy Statement are first being mailed to stockholders on or about April 28, 2006.

       Please complete and promptly return the enclosed proxy card in the envelope provided whether or not you plan to attend the Meeting. Doing so will not prevent you from voting in person at the Meeting if you choose to do so. It will, however, help to assure that a quorum is present for the Meeting.

By Order of the Board,

PAUL C. HUGHES Corporate Secretary

New York, New York
April 28, 2006

CAPITAL LEASE FUNDING, INC.
110 Maiden Lane
New York, NY 10005

PROXY STATEMENT

       This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Capital Lease Funding, Inc. (the “Board”), a Maryland corporation (“we,” “us” or the “Company”), for use at the Company's 2006 Annual Meeting of Stockholders (the “Meeting”), to be held at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, New York, New York, on Wednesday, June 14, 2006 at 10:00 a.m., local time, and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being mailed to stockholders of the Company on or about April 28, 2006. Only stockholders of record at the close of business on April 3, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting.

       The questions and answers set forth below provide general information regarding this Proxy Statement and the Meeting.

What will stockholders be voting on at the Meeting?

1.	To elect seven directors to hold office until the annual meeting of stockholders to be held in 2007;
2.	To approve an amendment and restatement of the Company's 2004 Stock Incentive Plan (the “stock plan”), the primary purpose of which is to increase by 1,250,000 shares the maximum aggregate number of shares of common stock issuable under the stock plan, from 1,073,000 to 2,323,000 shares; and
3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Who is entitled to vote at the Meeting and how many votes do they have?

       Common stockholders of record at the close of business on the Record Date, April 3, 2006, may vote at the Meeting. Each share of common stock has one vote. There were 28,180,930 shares of common stock outstanding on the Record Date.

       Holders of our Series A cumulative redeemable preferred stock are not entitled to vote at the Meeting.

What percentage of our common stock do the directors and executive officers own?

       Our directors and executive officers owned approximately 5.5% of our common stock, as of the Record Date. (See the discussion under the heading “Ownership of our Common Stock” for more details.)

How do I vote?

       You must be present, or represented by proxy, at the Meeting in order to vote your shares. Even if you plan to attend the Meeting, we encourage you to vote your shares by proxy. Since we expect that many of our common stockholders will be unable to attend the Meeting in person, we send proxy cards to all of our common stockholders to enable them to vote.

What is a proxy?

       A proxy is a person you appoint to vote on your behalf. If you complete and return the enclosed proxy card, your shares will be voted in accordance with your instructions by the proxies identified on the proxy card.

By completing and returning this proxy card, who am I designating as my proxy?

       You will be designating Paul H. McDowell, our chief executive officer, and Paul C. Hughes, our vice president, general counsel and corporate secretary, as your proxy. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

       Your proxy will vote according to the instructions on your proxy card.

       We do not intend to bring any other matter for a vote at the Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Meeting or any adjournments or postponements thereof.

How do I vote using my proxy card?

       Simply complete, sign and date the enclosed proxy card and return it in the postage-paid, self-addressed envelope provided.

How do I change or revoke my proxy?

       You may change or revoke your proxy at any time before your shares are voted at the Meeting by:

•	executing and delivering another later dated proxy card;

•	notifying the Company's Corporate Secretary, in writing at 110 Maiden Lane, New York, NY 10005, that you are changing or revoking your proxy; or

•	attending and voting by ballot in person at the Meeting.

       Attendance at the Meeting will not itself revoke a proxy. All signed proxies that have not been revoked will be voted at the Meeting. If your proxy contains any specific instructions, they will be followed.

Who will count the votes?

       An inspector of election designated by the Board will count the votes.

What constitutes a quorum?

       A quorum, which is necessary to conduct business at the Meeting, constitutes a majority of the outstanding shares of our common stock entitled to be cast at the Meeting, present in person or represented by proxy. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote. If a quorum is not present at the Meeting, the chairman of the meeting or the stockholders present in person or by proxy may adjourn the Meeting to a date not more than 120 days after the Record Date, until a quorum is present.

What are my voting choices when voting on director nominees, and what vote is needed to elect directors?

       When voting on the election of director nominees to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected, you may:

•	vote in favor of all nominees;

•	vote to withhold votes as to all nominees; or

•	withhold votes as to one or more specific nominees.

       A nominee is elected to the Board if a plurality of votes cast in the election of directors is cast “for” the nominee. Any votes withheld will not be counted in determining the number of votes cast. In the event that any nominee for director is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board chooses a substitute nominee, the shares represented by a proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.

       The Board recommends that the stockholders vote “FOR” all of the nominees.

What are my voting choices when voting on the stock plan, and what vote is needed to approve the amendment and restatement of the plan?

       When voting on approval of an amendment and restatement of the stock plan, you may:

•	vote in favor of the amendment and restatement;

•	vote against the amendment and restatement; or

•	abstain from voting.

       The affirmative vote of a majority of the votes cast is required for approval of the amendment and restatement of the stock plan, provided that the total votes cast represents a majority of the votes entitled to be cast on the proposal. Votes in favor, against and abstention are considered cast for this purpose. Therefore, as described elsewhere in this proxy statement, if you do not provide your proxy or vote at the meeting, your shares will not be voted on this proposal.

       The Board recommends that the stockholders vote “FOR” the amendment and restatement.

What if I do not specify a choice for a matter when returning a proxy?

       If you sign your proxy but do not give voting instructions, the individuals named as proxy holders on the proxy card will vote “FOR” the election of all nominees, “FOR” the amendment and restatement of the stock plan and in their discretion on any other matters that may properly come before the meeting.

Will my shares be voted if I do not provide my proxy or vote at the meeting?

       If you do not provide your proxy or vote at the meeting and you are a stockholder whose shares of common stock are registered directly in your name with our transfer agent (American Stock Transfer & Trust Company), your shares of common stock will not be voted.

       If you do not provide your proxy or vote at the meeting and you are a stockholder whose shares of common stock are held in street name with a bank, brokerage firm or other nominee (i.e., in “street name”), your nominee may vote your shares in its discretion on the proposal to elect directors, but may not vote your shares on the proposal to amend and restate the stock plan. The election of directors is a “routine matter” under the rules of the New York Stock Exchange on which nominees are permitted to vote on behalf of their clients if no voting instructions are furnished. The proposal to amend and restate our stock plan is a “non-routine” matter on which nominees are not permitted to vote on behalf of their clients if no voting instructions are furnished.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

       The Board is soliciting your proxy for the Meeting. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. We pay the cost of soliciting proxies and may use employees to solicit proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of shares of common stock.

What does it mean if I receive more than one proxy card?

       If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, and to vote all your shares you will need to sign and return all proxy cards.

May stockholders ask questions at the Meeting?

       Yes. At the end of the Meeting, our representatives will answer questions from stockholders.

OWNERSHIP OF OUR COMMON STOCK

       The following table sets forth certain information regarding the ownership of common stock as of April 3, 2006, by (i) each of our directors, (ii) each of our executive officers (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Beneficial Ownership
Name	Shares(1)		Percentage
Lewis S. Ranieri	559,365	(2)	2.0%
Paul H. McDowell	251,100		*
William R. Pollert	227,544	(3)	*
Shawn P. Seale	277,746	(4)	*
Robert C. Blanz	178,262		*
Paul C. Hughes	31,070		*
Michael E. Gagliardi	5,500		*
Stanley Kreitman	6,500		*
Jeffrey F. Rogatz	10,250		*
Howard A. Silver	11,500		*
Directors and executive officers as a group (10 persons)	1,558,837		5.5%

*	Represents less than 1% of the outstanding common stock.
(1)	Includes shares of common stock issued under the stock plan as follows: Mr. Ranieri, 25,000; Mr. McDowell, 183,825; Mr. Pollert, 137,286; Mr. Seale, 172,786; Mr. Blanz, 136,172; Mr. Hughes, 30,000; Mr. Gagliardi, 5,500; Mr. Kreitman, 5,500; Mr. Rogatz, 5,500; Mr. Silver, 6,250; and all directors and executive officers as a group, 707,819.
(2)	Includes 510,126 shares of common stock beneficially owned by LSR Capital CLF LLC and 100 shares of common stock beneficially owned by Hyperion Funding II Corp. Mr. Ranieri is the managing member and sole equity owner of LSR Capital LLC, and is the chairman and president, a director and majority stockholder of Hyperion Funding II Corp. Mr. Ranieri disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(3)	Includes 5,000 shares owned by his spouse and 1,000 shares owned by his stepdaughter. Mr. Pollert disclaims beneficial ownership of these shares.
(4)	Includes 10,594 shares owned by his spouse and 35,000 shares owned by his mother-in-law and father-in-law. Mr. Seale disclaims beneficial ownership of these shares.

       The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our common stock.

Name and Address	Shares	Percentage as of April 3, 2006
Hotchkis & Wiley Capital Management, LLC(1) 725 South Figueroa Street 39th Floor Los Angeles, CA 90017-5439	3,206,100	11.4%
DePrince, Race & Zollo, Inc.(2) 201 South Orange Avenue Suite 850 Orlando, FL 32801	2,588,150	9.2%
Kensington Investment Group, Inc.(3) 4 Orinda Way Suite 200C Orinda, CA 94563	2,284,200	8.1%
Capital Research and Management Company(4) 333 South Hope Street Los Angeles, CA 90071	2,205,000	7.8%
Third Avenue Management LLC(5) 622 Third Avenue 32nd Floor New York, NY 10017	1,795,750	6.4%

(1)	According to a Schedule 13G filed with the Securities and Exchange Commission by Hotchkis & Wiley Capital Management, LLC on February 14, 2006.
(2)	According to a Schedule 13G filed with the Securities and Exchange Commission by DePrince, Race & Zollo, Inc. on February 7, 2006.
(3)	According to a Schedule 13G filed with the Securities and Exchange Commission by Kensington Investment Group, Inc. on February 7, 2006.
(4)	According to a Schedule 13G filed with the Securities and Exchange Commission by Capital Research and Management Company on February 10, 2006.
(5)	According to a Schedule 13G filed with the Securities and Exchange Commission by Third Avenue Management LLC on February 14, 2006.

BOARD OF DIRECTORS

Board of Directors

       The primary responsibility of the Board is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must act in good faith in a manner he reasonably believes to be in the best interests of the Company with the care an ordinarily prudent person in a like position would use under similar circumstances. The directors are regularly kept informed about our business at meetings of the Board and its committees and through supplemental reports and communications. The Board has an active Chairman of the Board whose duties and responsibilities are separate and distinct from those of the Chief Executive Officer. The responsibilities of the Board's standing Committees are addressed separately in this proxy statement.

       The Board held five meetings in 2005. Directors are expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2005, each nominee for director attended more than 75% of the aggregate number of meetings of the Board and all Committees on which he served. All nominees for director attended our Annual Meeting of Stockholders in 2005.

       The Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which can be found at the investor relations section of the Company's website at www.caplease.com. Copies are also available in print to any stockholder upon written request to Capital Lease Funding, Inc., 110 Maiden Lane, New York, NY 10005, Attention: Corporate Secretary. The information on the Company's website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Presiding Director

       The non-management directors annually elect one non-management director to be the Presiding Director. The Presiding Director's responsibilities are to:

•	Preside over executive sessions of the non-management directors;

•	Call meetings of the non-management directors as he deems necessary;

•	Serve as liaison between the chief executive officer and the non-management directors;

•	Advise the chief executive officer of the Board's informational needs; and

•	Be available for communication by stockholders.

       The Presiding Director is invited to attend all meetings of Committees of the Board of which he is not a member.

       Lewis S. Ranieri is currently serving as our Presiding Director. During 2005, our non-management directors met in executive session after each regularly scheduled board meeting (four times). In addition, because Mr. Ranieri was not classified as an independent director during 2005, our independent Board members met separately as a group once during 2005.

       During the meetings of the non-management directors, the Presiding Director has the power to lead the meeting and set the agenda, but all non-management directors are encouraged to and do suggest topics for discussion.

Communications with the Board

       Stockholders and other interested parties who wish to communicate with the Board or the Company's non-management directors may do so by writing to:

Lewis S. Ranieri Chairman of the Board of Directors and Presiding Director Capital Lease Funding, Inc. 110 Maiden Lane New York, NY 10005

       Our Audit Committee has also adopted a whistle-blower policy to allow employees, stockholders and other interested persons to communicate directly with our Audit Committee, including to report complaints relating to accounting, internal accounting controls, or auditing matters. Communications should be addressed to:

Howard A. Silver Chairman of the Audit Committee Capital Lease Funding, Inc. c/o Equity Inns, Inc. 7700 Wolf River Boulevard Germantown, TN 38138

       Any communications may be made on an anonymous or confidential basis, but should contain sufficiently specific information to permit the Audit Committee or Board to pursue the matter.

Committees of the Board

       The Board has established various Committees of the Board to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendation of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees, which can be found at the investor relations section of the Company's website at www.caplease.com. Copies are also available in print to any stockholder upon written request to Capital Lease Funding, Inc., 110 Maiden Lane, New York, NY 10005, Attention: Corporate Secretary. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

       Audit Committee. Our Board has established an Audit Committee, which is composed of three independent directors, Messrs. Silver (Chairman), Kreitman and Rogatz. The Committee's primary duties are to:

•	review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor's audit or review, as the case may be;

•	review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;

•	oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, who reports directly to the Audit Committee;

•	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;

•	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;

•	prepare the Audit Committee report for inclusion in our proxy statement for our annual stockholder meetings; and

•	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters.

       Our Audit Committee charter also mandates that our Audit Committee approve all audit and permissible non-audit services conducted by our independent registered public accounting firm. The Audit Committee met ten times in 2005.

       Audit Committee Matters.

       The functions of the Audit Committee are more fully described under “Report of the Audit Committee” below. Upon the recommendation of the Nominating and Governance Committee, the Board has determined that each of our Audit Committee members are independent of management and free of any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment and are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, as incorporated into the listing standards of the New York Stock Exchange.

       The Board has determined that Messrs. Silver and Rogatz are “audit committee financial experts,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Board has further determined that each of the members of the Audit Committee is financially literate and that, as required by the New York Stock Exchange listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment.

       Our Board does not have a policy setting rigid limits on the number of audit committees on which a member of our Audit Committee may serve. Instead, in cases where an Audit Committee member serves on more than three public company audit committees, the Board evaluates whether such simultaneous service would impair the service of such member on our Audit Committee. One member of our Audit Committee, namely Mr. Kreitman, serves on more than three public company audit committees. Our Board has determined that such simultaneous service does not impair the ability of Mr. Kreitman to effectively serve on our Audit Committee.

       Audit Committee Pre-Approval Policies.

       The Audit Committee must pre-approve all services rendered by the Company's independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant this pre-approval.

       Compensation Committee. Our Board has established a Compensation Committee, which is composed of three independent directors as defined under the general independence standards of the NYSE listing standards and our Corporate Governance Guidelines, Messrs. Gagliardi (Chairman), Kreitman and Rogatz. In addition, the committee members are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code). The Committee's primary duties are to:

•	approve corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives;

•	determine and approve executive officer compensation, including base salary and incentive awards;

•	make recommendations to the Board regarding compensation plans;

•	administer our stock plan; and

•	prepare a report on executive compensation for inclusion in our proxy statement for our annual stockholder meetings.

       The Compensation Committee met five times in 2005.

       Nominating and Corporate Governance Committee. Our Board has also established a Nominating and Corporate Governance Committee, which is composed of three independent directors as defined under the general independence standards of the NYSE listing standards and our Corporate Governance Guidelines, Messrs. Rogatz (Chairman), Gagliardi and Silver. The Committee's primary duties are to:

•	recruit new directors, consider director nominees recommended by stockholders and others and recommend nominees for election as directors;

•	review the size and composition of our Board and its committees;

•	oversee the evaluation of the Board;

•	recommend actions to increase the Board's effectiveness; and

•	develop, recommend and oversee our corporate governance principles, including our Code of Business Conduct and Ethics and our Corporate Governance Guidelines.

       The Nominating and Corporate Governance Committee met four times in 2005.

       Investment Oversight Committee. Our board has established an Investment Oversight Committee, which is composed of Messrs. McDowell (Chairman), Ranieri, Rogatz and Silver. The primary function of the Investment Oversight Committee is to approve all portfolio investments we make in excess of $50 million.

       The Investment Oversight Committee met seven times in 2005.

       We recommend that stockholders review the Charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, available at our website at www.caplease.com for a full description of the respective Committee's responsibilities. Charters are also available in print, as noted above.

       Code of Business Conduct and Ethics

       Our Code of Business Conduct and Ethics applies to all of our officers, employees and directors, including our chief executive officer, chief financial and accounting officer and controller. We have always conducted our business in accordance with the highest standards of conduct. Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us. Equally important are equitable conduct and fairness in our business operations and in our dealings with others. Our Code of Business Conduct and Ethics reflects the foregoing principles.

       We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our chief executive officer, chief financial and accounting officer or controller by posting such information on our website at www.caplease.com.

       Corporate Governance Guidelines

       The Board has also adopted a set of Corporate Governance Guidelines that reflect our governance principles and our commitment to maintaining high corporate governance standards.

       The Nominating and Corporate Governance Committee is responsible for periodically reviewing the Corporate Governance Guidelines and the Code of Business Conduct and Ethics and for considering and, as necessary, making recommendations on governance issues that should be addressed by the Board.

PROPOSAL I—ELECTION OF DIRECTORS

       In accordance with our charter, each member of our Board is elected annually.

       All of the nominees for director are directors presently. Our Nominating and Corporate Governance Committee did not receive any recommendations of director candidates from any stockholder or group of stockholders during 2005. We did not utilize any third-party search firms to assist in identifying potential director candidates during 2005. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has affirmatively determined that each of the following nominees for director is independent within the general independence listing standards prescribed by the New York Stock Exchange and our Corporate Governance Guidelines: Messrs. Ranieri, Gagliardi, Kreitman, Rogatz and Silver. The Board has adopted, as part of our Corporate Governance Guidelines, categorical standards of director independence that are attached hereto as Annex B to assist in making these independence determinations. Each of the above-named nominees qualifies as independent under these standards.

       The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment includes members' qualification as independent, as well as consideration of diversity, age, skills and experience in the context of the Board's needs. Nominees for directorships are selected by the Nominating and Corporate Governance Committee and recommended to the Board in accordance with the policies and principles in its charter. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Company's Corporate Secretary, who will provide it to the Nominating and Corporate Governance Committee. Our bylaws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “Stockholder Proposals for 2007 Annual Meeting of Stockholders.”

       The following table sets forth the name and the position(s) currently held by each person nominated as a director:

Name	Title
Lewis S. Ranieri(1)	Chairman of the Board
Paul H. McDowell(1)	Chief Executive Officer and Director
William R. Pollert	President and Director
Michael E. Gagliardi(2)(3)	Director
Stanley Kreitman(2)(4)	Director
Jeffrey F. Rogatz(1)(2)(3)(4)(5)	Director
Howard A. Silver(1)(3)(4)(5)	Director

(1)	Member of Investment Oversight Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Member of Audit Committee
(5)	Audit Committee Financial Expert

       Each of these directors, if reelected, will serve as director until the Annual Meeting of Stockholders held in 2007 and the election and qualification of the director's respective successor or until the director's earlier death, removal or resignation.

       All nominees have consented to be named, and have agreed to serve if elected. Although it is not anticipated that any of the persons named above will be unable or unwilling to stand for reelection, a proxy, in the event of such occurrence, may be voted for a substitute nominee to be designated by the Board, or, as an alternative, the Board may reduce the number of directors to be elected at the Meeting or leave the position(s) vacant. Ages listed below are as of December 31, 2005.

NAME	BUSINESS EXPERIENCE
Lewis S. Ranieri Age 58	Mr. Ranieri has served as chairman of our Board since November 2003. He also served as chairman of our predecessors from 1995 until March 2004. Mr. Ranieri is the prime originator and founder of the Hyperion private equity funds (“Hyperion”) and chairman and/or director of various other non-operating entities owned directly and indirectly by Hyperion. He also serves as chairman, chief executive officer and president of Ranieri & Co., Inc., a private investment advisor and management corporation. Mr. Ranieri is also chairman of American Financial Realty Trust, Computer Associates International, Inc., and Franklin Bank Corp. In addition, Mr. Ranieri serves on the board of directors of Reckson Associates Realty Corp. Prior to forming Hyperion, Mr. Ranieri had been vice chairman of Salomon Brothers, Inc. (“Salomon”). He is generally considered to be the “father” of the securitized mortgage market. Mr. Ranieri helped develop the capital markets as a source of funds for housing and commercial real estate, established Salomon's leadership position in the mortgage-backed securities area, and also led the effort to obtain federal legislation to support and build the market. At Salomon, Mr. Ranieri had responsibility for the firm's activities in the mortgage, real estate and government-guaranteed areas. Regarded as an expert and innovator in both the mortgage and capital markets, Mr. Ranieri has served on the National Association of Home Builders Mortgage Roundtable continuously since 1989. In recognition of his dedication and lifelong achievements in the housing industry, Mr. Ranieri was inducted into the National Housing Hall of Fame. He is also a recipient of the lifetime achievement award by the Fixed Income Analysts Society, Inc. and was subsequently inducted into the FIASI Hall of Fame for outstanding practitioners in the advancement of the analysis of fixed-income securities and portfolios. In November 2004, Business Week magazine named him one of “the greatest innovators of the past 75 years,” and in 2005, he received the Distinguished Industry Service Award by the American Securitization Forum. Mr. Ranieri acts as trustee or director of Environmental Defense and The Metropolitan Opera Association and is Chairman of the Board of the American Ballet Theatre.

Paul H. McDowell Age 45	Mr. McDowell is a founder of our company. He has been continuously employed by us or our predecessor companies since 1994, including as chief executive officer since March 2001, and as senior vice president, general counsel and secretary from 1994 until February 2001. He has served on our Board since November 2003, and served on the board of directors of our predecessor, Capital Lease Funding, LLC (“CLF, LLC”), from November 2001 until March 2004. He is also a member of our investment committee, a committee consisting of six of our key employees that oversees our underwriting and due diligence process. From 1991 until 1994, Mr. McDowell was corporate counsel for Sumitomo Corporation of America, the principal U.S. subsidiary of one of the world's largest integrated trading companies. As corporate counsel, Mr. McDowell advised on a wide rage of domestic and international corporate legal matters, including acquisitions, complex financing transactions, power plant development, shipping, litigation management and real estate. From 1987 to 1990, Mr. McDowell was an associate in the corporate department at the Boston law firm of Nutter, McClennen & Fish. Mr. McDowell serves on the board of directors of Feldman Mall Properties, Inc. Mr. McDowell received a JD with honors from Boston University School of Law in 1987 and received a BA from Tulane University in 1982.

NAME	BUSINESS EXPERIENCE
William R. Pollert Age 61	Mr. Pollert is a founder of our company. He has been continuously employed by us or our predecessor companies since 1994, including as president since 1994, and chief executive officer from 1994 to March 2001. He has served on our Board since November 2003, and served on the board of directors of CLF, LLC from November 2001 until March 2004. He is also a member of our investment committee. From 1993 until 1995, Mr. Pollert was the president and chief executive officer of Equitable Bag Co., Inc., a leading manufacturer of custom bag products for non-food retailers and specialty packaging. From 1986 to 1993, Mr. Pollert held a variety of senior management positions at Triarc Companies, Inc. (which owned Arby's, RC Cola, Graniteville and National Propane); Trian Group L.P.C.; Avery, Inc. (which owned Uniroyal Chemical Co.); and Triangle Industries, Inc. (which owned American National Can Co., Brandt, Inc., Triangle Wire & Cable, Inc. and Rowe International, Inc.). The senior management positions included chief executive officer or chief operating officer of several of the companies owned by Triarc, Trian, Avery and Triangle. Triarc, Trian, Avery, Triangle and Equitable Bag Co., Inc. were at one time or are currently controlled by Nelson Peltz and Peter May. From 1973 to 1985, Mr. Pollert held a variety of senior management positions at International Paper Company, ending as vice president of the consumer packaging business and a member of its executive operating committee. Mr. Pollert received a Ph.D. in management and organization sciences from the University of Florida, an MBA in finance from Columbia University, and a BA from Lehigh University.

Michael E. Gagliardi Age 48	Mr. Gagliardi has served on our Board since March 2004. Since May 2005, Mr. Gagliardi has been employed by HSBC Investments (USA) Inc. Mr. Gagliardi served as a member of the board of directors of Atlantic Advisors LLC, a registered investment advisor, from 1999 until Atlantic's acquisition by HSBC in May 2005. The Atlantic provides investment, finance and advisory services to an international client base. Mr. Gagliardi was a founding partner of Wasserstein Perella Emerging Markets (“WPEM”) (now Dresdner Kleinwort Wasserstein) and served as its chief executive officer from 1993 through 1999. Prior to founding WPEM, Mr. Gagliardi was director of Emerging Markets at UBS (formerly Swiss Bank Corporation). Mr. Gagliardi has served on the board of directors of the Emerging Market Traders Association and the board of directors advisory council at Fairfield University. Mr. Gagliardi received a MBA from Pace University in 1983 and received a BS from Fairfield University in 1979.

NAME	BUSINESS EXPERIENCE
Stanley Kreitman Age 74	Mr. Kreitman has served on our Board since March 2004. Since 1993, Mr. Kreitman has served as chairman of Manhattan Associates, a merchant banking company. From 1972 to 1992, Mr. Kreitman served as the president of United States Banknote Corporation (“USBC”), a company which provides a variety of printing services such as currency production for foreign governments and the printing of stock certificates. Mr. Kreitman also serves as member of the board of directors of Crime Stoppers of Nassau County, Leukemia Society of Nassau County and Police Athletic League. In addition, Mr. Kreitman holds directorship positions with Medallion Financial Corp., CCA Industries Inc., KSW Inc. and Geneva Financial Corp., all public companies. Mr. Kreitman received an honorary doctorate of laws from the New York Institute of Technology in 1998, and a BS from NYU in 1954.

Jeffrey F. Rogatz Age 44	Mr. Rogatz has served on our Board since March 2004. Mr. Rogatz is the founder and President of Triangle Real Estate Advisors LLC, a real estate asset management company, which is the manager of Triangle Real Estate Securities Fund LLC. Mr. Rogatz is also founder and President of Ridgeway Capital LLC (“Ridgeway Capital”), a real estate investment and advisory firm that invests in office, industrial and retail leased assets in the Mid-Atlantic area and provides advisory services to various clients which have included several publicly-traded real estate investment trusts. Prior to founding Ridgeway Capital in 2001, Mr. Rogatz was chief financial officer of Brandywine Realty Trust (“Brandywine”), a New York Stock Exchange listed real estate investment trust. Prior to joining Brandywine in 1999, Mr. Rogatz was a managing director and head of the REIT practice for Legg Mason Wood Walker, Incorporated. Mr. Rogatz is a member of the National Association of Real Estate Investment Trusts, Urban Land Institute and the International Council of Shopping Centers. Mr. Rogatz is a board member and Trustee of the Friends of Woodlawn Library, Inc. Mr. Rogatz received an MBA in finance with honors from the College of William and Mary in 1987 and received a BS from the University of Virginia in 1983.

Howard A. Silver Age 51	Mr. Silver has served on our Board since March 2004. Mr. Silver has been the chief executive officer of Equity Inns, Inc. (“Equity Inns”), a NYSE listed real estate investment trust since January 2005, and has also served as director and president of Equity Inns since 1998. From 1998 until January 2005, he also served as chief operating officer of Equity Inns. Mr. Silver joined Equity Inns in May 1994 and, prior to holding these positions, served in various capacities for Equity Inns, including as executive vice president of finance, secretary, treasurer and chief financial officer. Equity Inns owns a geographically diverse portfolio of 123 hotels in 36 states. Mr. Silver is also presently a director of Great Wolf Lodging, a public indoor water park resort, where he serves as chairman of the Compensation Committee and a member of the Audit Committee. He also serves on the board of directors of GHII, LLC, a private company that provides furniture to the hotel industry. From 1992 until 1994, Mr. Silver served as chief financial officer of Alabaster Originals, L.P., a fashion jewelry wholesaler. Mr. Silver has been a certified public accountant since 1980 and was employed, from 1987 to 1992, by Ernst & Young LLP and, from 1978 to 1986, by Coopers & Lybrand L.L.P. Mr. Silver graduated cum laude from the University of Memphis with a BS in accountancy in 1976.

Compensation of Directors

       The members of our Board who are also our employees do not receive any additional compensation for their services on our Board. The following summarizes the compensation we paid our non-employee directors in 2005 and will pay our non-employee directors in 2006:

	2005		2006
Annual cash retainer(1)	$25,000		$31,000
Committee chair additional retainer	$5,000	(2)	$6,000	(3)
Stock award	1,000 shares	(4)	1,000 shares	(5)
Board attendance fee(6)	$1,000 per meeting		$1,000 per meeting
Committee attendance fee(7)	$500 per meeting		$500 per meeting

(1)	Except for Mr. Ranieri, our chairman, who receives an annual cash retainer of $150,000.
(2)	Except for Mr. Silver, our audit committee chair, who received $7,500.
(3)	Except for Mr. Silver, who receives $10,000.
(4)	Except for Mr. Ranieri, who did not receive an award in 2005. All shares are scheduled to vest in three equal annual installments beginning on the first anniversary of the grant date.
(5)	Except for Mr. Ranieri, who did not receive an award in 2006, and Mr. Silver, who received an award of 3,250 shares. All shares are scheduled to vest in three equal annual installments beginning on the first anniversary of the grant date.
(6)	$500 if attended by teleconference.
(7)	Committee attendance fees are not paid for meetings held on the same day as a Board meeting.

       We also reimburse reasonable travel expenses of non-employee directors incurred in connection with their Board and Committee meeting attendance.

The Board unanimously recommends a vote FOR each of the nominees named in Proposal I.

PROPOSAL II—AMENDMENT AND RESTATEMENT OF THE 2004
STOCK INCENTIVE PLAN

General

       The Board proposes that the stockholders of the Company approve the amended and restated 2004 Stock Incentive Plan (the “stock plan”). The stock plan was adopted and approved at the time of our initial public offering. On March 14, 2006, the Board approved the proposed amendments to the Plan, subject to the approval of stockholders.

       The Board believes that the stock plan has furthered the Board's philosophy of closely aligning the interests of the Company's stockholders and management through compensation awards paid in the form of equity interests in the Company that encourage and reward performance. The awards that have been made under the stock plan are an integral part of the Company's total compensation program and compensation philosophy that combines salary, bonus and long-term stock incentives to encourage management strategies and actions that will continue to build stockholder value.

       Approval of the proposed amendments to the stock plan will enable the Company to continue to provide these important incentive award opportunities. The proposed amendments to the stock plan would (i) increase the number of shares of common stock that may be issued under the stock plan, (ii) impose restrictions on the grants of stock appreciation rights, (iii) explicitly prohibit the repricing of options, (iv) revise the minimum vesting requirements for stock awards, (v) authorize additional performance measures that can be used in connection with various awards and (vi) extend the term of the stock plan.

       The following paragraphs summarize the more significant features of the stock plan and the proposed amendments. The text of the amended and restated stock plan is attached to this proxy statement as Annex A. The full text of the stock plan, as currently in effect and prior to the proposed amendment and restatement, has been filed with the SEC. If the proposed amendment and restatement of the stock plan is not approved, the provisions of the stock plan, prior to the proposed amendment and restatement, will remain in effect until it is terminated or expires in accordance with its terms.

Administration

       Administration of the stock plan is carried out by the Compensation Committee of our Board. The Compensation Committee may delegate its authority under the stock plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Exchange Act. The Compensation Committee has delegated to certain of our executive officers the authority to make awards to employees not subject to Section 16 of the Exchange Act, provided that no employee award may exceed 20,000 shares annually. As used in this summary, the term “administrator” means the Compensation Committee or its delegate.

Eligibility

       Our officers and employees and those of our affiliates are eligible to participate in the stock plan. Our directors and other persons and entities that provide services to us are eligible to participate in the stock plan.

Share Authorization

       Currently, the maximum number of shares of common stock that may be issued under the stock plan is 1,073,000 shares. As of the Record Date, we have granted awards under the stock plan covering 1,072,996 shares of common stock, all in the form of stock awards to executive officers, other employees and directors of the Company. The proposed amendment to the stock plan would increase the maximum number of shares of common stock that may be issued under the stock plan by 1,250,000 shares, to 2,323,000 shares.

       The proposed amendment to the stock plan also would provide that if a stock appreciation right is exercised and settled in common stock, the number of shares of common stock authorized for issuance under the stock plan will be reduced by the number of stock appreciation rights that are exercised rather than by the number of shares issued in settlement of the stock appreciation right.

       The stock plan provides that the aggregate share authorization, and the terms of outstanding awards, will be adjusted as our Board determines is appropriate in the event of a stock dividend, stock split, reclassification of shares or similar events.

Options

       The stock plan provides for the grant of (i) options intended to quality as incentive stock options under section 422 of the Code and (ii) options that are not intended to so qualify. The principal difference between incentive stock options and other options is the federal income tax consequences of the option exercise. See “Federal Income Taxes.”

       The administrator will select the participants who are granted options and, consistent with the terms of the stock plan, will prescribe the terms of each option. The option price cannot be less than the shares' fair market value on the date the option is granted. The proposed amendment to the stock plan would explicitly prohibit the repricing of options without stockholder approval, except to reflect changes in the Company's capitalization. The option price may be paid in cash, by surrendering shares of common stock, or a combination of cash and common stock. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed 10 years. Options generally will be nontransferable except in the event of the participant's death, but the administrator may allow the transfer of options (other than incentive stock options) to members of the participant's immediate family, a family trust or a family partnership.

       No participant may be granted incentive stock options that are first exercisable in a calendar year for common stock having a total fair market value (determined as of the option grant) exceeding $100,000. In addition, no participant may be granted options in any calendar year for more than 300,000 shares.

Stock Awards

       The administrator also will select the participants who are granted stock awards and, consistent with the terms of the stock plan, will establish the terms of each stock award. A stock award may be subject to vesting requirements, transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved, including objectives based on the performance criteria described below. Our stock plan currently provides that the vesting period will be at least three years unless vesting is contingent upon meeting specified performance objectives in which case the vesting period must be at least one year. The proposed amendment to the stock plan would provide that these minimum vesting requirements apply if the stock award is not both vested and transferable on the date of grant. No participant may be granted stock awards in any calendar year for more than 200,000 shares.

Performance Share Awards

       The stock plan also authorizes the grant of performance shares (i.e., the right to receive a future payment based on the value of the common stock if certain conditions are met). The administrator will select the participants who are granted performance share awards and will establish the terms of each award. The conditions established for earning a performance share award may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved, including objectives based on the performance criteria described below. The period in which a performance share award may be earned will be at least three years except that the period will be at least one year in the case of an award that is subject to requirements based on one or more of the performance criteria described below. To the extent that a performance award is earned, it may be settled in cash, by the issuance of common stock or a combination of cash and common stock. No participant may be granted more than 200,000 performance shares in any calendar year.

Stock Appreciation Rights

       The administrator also will select the participants who receive stock appreciation rights under the stock plan. A stock appreciation right entitles the participant to receive a payment based on the appreciation in the fair market value of a share of common stock. The proposed amendment to the stock plan would provide that the amount payable under a stock appreciation right cannot be greater than the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date the stock appreciation right was granted. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common stock or a combination of cash and common stock. No participant may be granted more than 300,000 stock appreciation rights in any calendar year.

Incentive Awards

       The stock plan also permits the grant of incentive awards to participants selected by the administrator. An incentive award is a cash bonus that is payable if certain objectives are achieved. The objectives will be prescribed by the administrator and will be stated with reference to one or more of the performance criteria described below. No participant may be granted incentive awards in any calendar year that exceed the lesser of (i) 500% of the participant's base salary (prior to any salary reduction or deferral election) as of the date of grant or (ii) $2,000,000.

Change in Control

       The stock plan includes several provisions that apply if there is a change in control of the Company (as defined in the stock plan). If there is a change in control, outstanding options and stock appreciation rights will become exercisable, stock awards will become vested and transferable and performance share awards and incentive awards will be earned in full. The stock plan further provides that a participant's benefits will be reduced in order to avoid excise tax liability under Section 4999 of the Code (relating to certain parachute payments) if the reduction will allow the participant to receive greater after-tax benefits than the participant would realize without the reduction. The stock plan's provision for the reduction of parachute payments does not apply to a participant who is entitled to indemnification from the Company for any liability that the participant may incur under Section 4999 of the Code, including Messrs. McDowell, Pollert, Seale and Blanz who are entitled to indemnification under their respective employment agreements with the Company.

Performance Criteria

       The stock plan provides that stock awards may become vested and transferable and performance shares and incentive awards may be earned based on achieving objectives based on one or more performance criteria. The stock plan currently provides that the following performance criteria may be used: funds from operations per share, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common stock, appreciation in the value of the common stock and peer stockholder returns. The proposed amendment to the stock plan would provide that return on assets, total shareholder return and asset origination also may be used as performance criteria for stock awards, performance shares and incentive awards.

Termination and Amendment

       The proposed amendment to the stock plan would extend the term of the stock plan from March 11, 2014, to March 14, 2016. The Board may amend or terminate the stock plan at any time, but an amendment will not become effective without the approval of our stockholders if that approval is required under applicable law or the rules and regulations of the New York Stock Exchange. No amendment or termination of the stock plan will adversely affect a participant's rights under outstanding awards without the participant's consent.

Federal Income Taxes

       The Company has been advised by counsel regarding the federal income tax consequences of the stock plan. No income is recognized by a participant at the time an option is granted. If the option is an incentive stock option, no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he disposes of shares acquired under an incentive stock option.

       The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

       No income is recognized upon the grant of a stock appreciation right. The exercise of a stock appreciation right generally is a taxable event. A participant generally must recognize income equal to any cash that is paid and the fair market value of any shares of common stock that are received in settlement of a stock appreciation right.

       A participant will recognize income on account of a stock award on the first date that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the common stock received on that date.

       No income is recognized upon the award of performance shares. A participant will recognize income on account of the settlement of a performance share award. A participant will recognize income equal to any cash that is paid and the fair market value of any shares of common stock (on the date that the shares are first transferable or not subject to a substantial risk or forfeiture) that are received in settlement of the award.

       No income is recognized on the grant of an incentive award. A participant will recognize income on settlement of an incentive award equal to the amount of cash for which the award is settled.

       The Company will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or stock appreciation right, the vesting of a stock award and the settlement of a performance share award or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The Company may claim a federal income tax deduction on account of certain dispositions of shares of common stock acquired upon the exercise of an incentive stock option.

The Board of Directors unanimously recommends a vote FOR the amendment and restatement of the stock plan.

OUR EXECUTIVE OFFICERS

       The following individuals currently serve as our executive officers. Ages are as of December 31, 2005.

Name	Age	Title
Paul H. McDowell	45	Chief Executive Officer
William R. Pollert	61	President
Shawn P. Seale	42	Senior Vice President, Chief Financial Officer and Treasurer
Robert C. Blanz	48	Senior Vice President and Chief Investment Officer
Paul C. Hughes	38	Vice President, General Counsel and Corporate Secretary

       Biographical information for Messrs. McDowell and Pollert is contained above under the heading “Proposal I—Election of Directors.” Biographical information with regard to our other executive officers is set forth below.

       Shawn P. Seale is a founder of our company. He has been continuously employed by us or our predecessor companies since 1994, including as senior vice president, chief financial officer and treasurer since 1994. He served on our Board from November 2003 until March 2004 and the board of directors of CLF, LLC from November 2001 until March 2004. He is a member of our investment committee. From 1988 until 1995, Mr. Seale was a founder, vice president and treasurer of Taylor Consulting Group, Inc., a corporate consulting group in Atlanta. At the Taylor Consulting Group, Mr. Seale provided a wide range of financial valuation and financial analysis services to a diverse mix of public and private companies. From 1985 to 1988, Mr. Seale worked as a management and finance consultant at Ernst & Whinney (a predecessor to Ernst & Young). Mr. Seale is a certified public accountant. Mr. Seale received a BS from the Massachusetts Institute of Technology in 1985.

       Robert C. Blanz has been continuously employed by us or our predecessor companies since October 1999, including as our senior vice president since October 1999 and our chief investment officer since October 2003. Mr. Blanz is responsible for the firm's investment activities including equity, debt and structured finance investments. Mr. Blanz also manages our permanent debt financing strategies including mortgage financings and CDO structuring. Mr. Blanz's responsibilities also include credit, transaction underwriting and asset management. Mr. Blanz is also a member of our investment committee. From 1997 until 1999, Mr. Blanz was a director in the real estate structured finance department at Standard and Poor's. Before moving to Standard & Poor's, he was vice president in the real estate principal transactions group at Dean Witter. Mr. Blanz received an MBA from Columbia University in 1996 and a BS from the State University of New York in 1980. He is also a certified public accountant.

       Paul C. Hughes has been our vice president, general counsel and corporate secretary since January 2005. Prior to that time, he was an attorney practicing in the area of corporate and securities matters at Hunton & Williams LLP from September 2000 until January 2005, and at Parker Chapin LLP from September 1997 until September 2000. Mr. Hughes is also a certified public accountant and was employed by Grant Thornton LLP from January 1989 until June 1997.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

       The Compensation Committee's philosophy is that executive compensation plans should be designed and administered to attract, motivate and retain highly qualified executives. Base salaries are targeted at competitive market levels and any incentives are linked closely to financial performance and enhanced stockholder value. We maintain a strong pay-for-performance culture, where a significant portion of executive compensation is linked to performance. This emphasis on at-risk compensation supports our goal to control general and administrative costs, which is critical to our continued success. Our executive compensation program consists of the core elements described below.

Executive Officer Compensation

       Compensation for our executive officers consists principally of base salary, annual bonus and restricted common stock awards.

       Base Salary and Annual Bonus

       Messrs. McDowell, Seale and Blanz were awarded base salary increases in March 2005. Mr. Pollert was not awarded a base salary increase in 2005, and Mr. Hughes was hired in January 2005, and his 2005 base salary was provided for in his employment agreement. Messrs. McDowell, Pollert, Seale and Blanz were awarded cash bonuses in March 2005, and Mr. Hughes was paid a $35,000 signing bonus as part of his initial employment package. Awards for Messrs. McDowell, Pollert, Seale and Blanz were made based on the Compensation Committee's assessment of each executive officer's performance against various individual and overall company performance factors. The Committee did not assign specific weight to any factors. The individual performance factors included level of responsibility, length of tenure and each executive officer's status as a founder of the Company. The overall company factors included the Company's profitable asset growth and efficient financing results in 2004 and early 2005, the Company's development of a real property acquisition reputation and profitable portfolio in 2004, and the results and recommendations of an independent compensation study of executive officers performing similar functions at a peer group of real estate lending and equity REITs. The combined base salary and cash bonus awarded in March 2005 for each of our executive officers was generally between the 25th percentile and average of the peer group.

       In March 2006, the Compensation Committee awarded base salary increases to all executive officers other than Mr. Pollert, and cash bonuses to all of our executive officers. These awards were based on the Committee's assessment of each executive officer's performance against various individual and overall company performance factors. The Committee did not assign specific weight to any factors. The individual performance factors included level of responsibility, length of tenure and individual performance. The overall company factors included the Company's total stockholder return against a series of different peer groups (including equity REITs, mortgage REITs, net lease REITs and newly public REITs), our leveraged and unleveraged portfolio returns, 2005 portfolio origination, 2005 funds from operations, or FFO, and the recommendations of an independent compensation consultant. The consultant reviewed compensation levels at a peer group of real estate lending and equity REITs, and made recommendations based on threshold, target and high levels of performance. The Compensation Committee focused on the compensation consultant's recommendations for total compensation (including base salary, bonus and long-term incentives) to all executive officers (as opposed to on an individual executive officer or single type of compensation basis). Total compensation awarded to the executive officers in March 2006 (including 2006 base salary, 2005 cash bonus and 2006 restricted stock awards) was between the threshold and target level recommended by the compensation consultant.

       Restricted Common Stock Awards

       The Compensation Committee made restricted stock awards to each of our executive officers pursuant to the Company's stock plan in 2005. In February 2005, Mr. Hughes was awarded 10,000 shares of restricted common stock in connection with his initial employment package. These shares are scheduled to vest in three equal annual installments beginning on February 15, 2006, with any unvested portion generally being forfeited if Mr. Hughes terminates his employment with us prior to the vesting date. The remaining executive officers were awarded an aggregate of 280,000 shares of restricted common stock in March 2005. One-third of these shares (93,334) are scheduled to vest in three equal annual installments beginning on March 24, 2006, with any unvested portion generally being forfeited if the executive officer terminates his employment with us prior to the vesting date. The remaining two-thirds of the shares (186,666) are scheduled to vest through March 24, 2008, if a combination of objective and subjective performance criteria determined by the Compensation Committee are met. One-third of the 186,666 shares (62,222 shares) are available for vesting annually beginning on March 24, 2006, provided that shares which fail to vest will accumulate and not be forfeited but will be available for vesting in subsequent years through March 24, 2008, at which time all unvested shares will be forfeited. All unvested shares will generally be forfeited if the executive officer terminates his employment with us prior to the vesting date. The restricted stock awards have voting and dividend rights until forfeited.

       The 2005 restricted stock awards to Messrs. McDowell, Pollert, Seale and Blanz were made based on the Committee's assessment of each executive officer's performance against the same individual and overall company performance factors discussed above for March 2005 base salary increases and cash bonuses. The 2005 restricted stock award for each of these executive officers was above the 75th percentile of the peer group. The high level of restricted stock awards was intended to provide the executive officers who were founders of the Company with long tenure, with a greater percentage ownership in our Company, while at the same time tying the awards to performance and time vesting features that would continue to incentivize the officers.

       During March 2006, the Compensation Committee determined that 49,776 shares, representing 80% of the 62,222 shares available for vesting in March 2006 if performance criteria are met, have vested and, therefore, are no longer subject to forfeiture, with the remaining 12,444 shares available for vesting in subsequent years through March 2008. The Compensation Committee made its determination based on its assessment of each executive officer's performance against various individual and overall company performance factors described above in the discussion about base salary increases and bonus awards made in March 2006.

       In March 2006, the Compensation Committee awarded shares of restricted common stock to all of our executive officers. These awards were made based on the Committee's assessment of each executive officer's performance against the same individual and overall company performance factors described above in the discussion about base salary increases and bonus awards made in March 2006. An aggregate of 195,700 shares of restricted common stock were awarded to the executive officers, all pursuant to the Company's stock plan. 62,200 of these shares are scheduled to vest in three equal annual installments beginning on March 24, 2007, with any unvested portion generally being forfeited if the executive officer terminates his employment with us prior to the vesting date. The remaining 133,500 shares are scheduled to vest through March 24, 2009, if performance criteria determined by the Compensation Committee are met. One-third of the 133,500 shares are available for vesting annually beginning on March 24, 2007, provided that shares which fail to vest will accumulate and not be forfeited but will be available for vesting in subsequent years through March 24, 2009, at which time all unvested shares will be forfeited. All unvested shares will generally be forfeited if the executive officer terminates his employment with us prior to the vesting date. The restricted stock awards have voting and dividend rights until forfeited.

       In connection with its determinations of the above executive compensation awards, the Compensation Committee reviewed a tally sheet listing each component of each executive officer's compensation.

2005 Chief Executive Officer Compensation

       In March 2005, the Compensation Committee awarded Mr. McDowell a $35,000 increase in base salary to $335,000 (11.7% increase), an annual bonus of $275,000, or 92%, of his 2004 annual base salary, and a restricted common stock award of 80,000 shares. The restricted stock award was made on the same terms as the other executive officer stock awards made in March 2005, with 26,667 shares scheduled to vest on the basis of time over three years, and 53,333 shares scheduled to vest on the basis of performance over three years. As described above in the discussion about March 2005 base salary increases and bonus awards, the March 2005 awards to the chief executive officer were made based on the Committee's assessment of Mr. McDowell's performance against various individual and overall company performance factors.

       In March 2006, the Compensation Committee awarded Mr. McDowell a $40,000 increase in base salary to $375,000 (11.9% increase), an annual bonus of $249,500, or 74.5%, of his 2005 annual base salary, and a restricted common stock award of 54,200 shares. The restricted stock award was made on the same terms as the other executive officer stock awards made in March 2006, with 16,700 shares scheduled to vest on the basis of time over three years, and 37,500 shares scheduled to vest on the basis of performance over three years. As described above in the discussion about March 2006 base salary increases and bonus awards, the March 2006 awards were made based on the Committee's assessment of Mr. McDowell's performance against various individual and overall company performance factors. Total compensation awarded to Mr. McDowell in March 2006 (including 2006 base salary, 2005 cash bonus and 2006 restricted stock awards) was below the threshold level recommended by the compensation consultant.

       The Compensation Committee believes that the Chief Executive Officer's compensation package is reasonable and appropriate in light of his contribution to the Company and is not excessive.

Tax Deductibility of Executive Compensation

       Section 162(m) of the Internal Revenue Code generally sets a limit of $1.0 million on the amount of annual compensation paid to an executive officer (other than certain enumerated categories of compensation, including performance based compensation) that may be deducted by a publicly-held company. It is the policy of the Board and the Compensation Committee to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with our overall objectives and executive compensation policy, but reserves the right to award compensation that is not deductible under Section 162(m) of the Code if it is determined to be in the best interests of the Company and our stockholders. Compensation attributable to restricted common stock awards granted during 2004 and 2005 under our stock plan is excluded from the $1.0 million limit under transition rules contained in applicable Treasury regulations. None of our executive officers received compensation in 2004 or 2005 in excess of the limits imposed under Section 162(m).

Submitted by:

Compensation Committee

Michael E. Gagliardi (Chairman)
Stanley Kreitman
Jeffrey F. Rogatz

March 14, 2006

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Summary Compensation Table

       The table below sets forth, for the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003, the compensation earned by the Company's chief executive officer and each other executive officer.

		Annual Compensation				Long-Term Compensation
Name and Position	Year	Salary	Bonus		Other Annual Compensation(1)	Restricted Stock Awards(2)(3)	All Other Compensation
Paul H. McDowell Chief executive officer	2005 2004 2003	$328,772 295,683 261,822	$249,500 275,000 190,000		$33,542 0 0	$873,600 632,719 0	$0 0 47,528	(4)
William R. Pollert President	2005 2004 2003	199,668 191,667 160,372	150,000 160,000 153,000		22,639 0 0	655,200 628,397 0	0 0 0
Shawn P. Seale Senior vice president, chief financial officer and treasurer	2005 2004 2003	285,038 265,576 215,417	214,500 250,000 173,000		11,410 0 0	873,600 628,397 0	0 0 0
Robert C. Blanz Senior vice president and chief investment officer	2005 2004 2003	212,500 187,153 151,625	218,000 240,000 215,000		11,896 0 0	655,200 333,693 0	0 0 0
Paul C. Hughes(5) Vice president, general counsel and corporate secretary	2005	169,543	115,000	(6)	18	122,500	0

(1)	Includes Company paid life and disability insurance premiums and related income tax indemnification and, with respect to Mr. McDowell, $18,743 of tax return preparation and financial planning reimbursement and related income tax indemnification. Also includes group term life insurance benefit of $73 (Mr. McDowell), $211 (Mr. Pollert), $53 (Mr. Seale), $57 (Mr. Blanz), and $18 (Mr. Hughes).

(2)	Valued at the closing market price of the shares of our common stock on the date of grant. As of December 31, 2005, Mr. McDowell held 96,542 shares of restricted stock having an aggregate value of $1,016,587, Mr. Pollert held 76,429 shares of restricted stock having an aggregate value of $804,797, Mr. Seale held 96,429 shares of restricted stock having an aggregate value of $1,015,397, Mr. Blanz held 68,724 shares of restricted stock having an aggregate value of $723,664, and Mr. Hughes held 10,000 shares of restricted stock having an aggregate value of $105,300, each based on a closing market price of the shares of our common stock on December 31, 2005. All such restricted shares are scheduled to vest through March 2008. Dividends will be paid on the restricted stock until forfeited at the same time and in the same amount as the Company's stockholders.

(3)	Does not include restricted stock awards received in March 2006.

(4)	Includes amount forgiven on a loan.

(5)	Mr. Hughes became vice president, general counsel and corporate secretary on January 31, 2005.

(6)	Includes a $35,000 signing bonus.

Option Grants

       There were no grants of options made for the fiscal year ended December 31, 2005, to the executive officers.

Option Exercises

       There were no exercises of options during the fiscal year ended December 31, 2005, by the executive officers.

Securities Authorized for Issuance under Equity Compensation Plans

       Our stock incentive plan is our sole equity compensation plan and has been approved by our stockholders. The number of shares to be issued upon exercise of outstanding awards and the number of shares remaining available for future issuance under our stock incentive plan as of December 31, 2005, was as follows:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	0	N.A.	312,454

       During March 2006, we made restricted stock awards under our stock incentive plan in the aggregate of 312,450 shares to our executive officers, other employees and directors. As described under Proposal II above, we are seeking stockholder approval to increase by 1,250,000 shares the number of shares available for issuance under our stock incentive plan.

STOCK PRICE PERFORMANCE GRAPH

       The graph below compares the cumulative total stockholder return of the Company's common stock with that of the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's REIT Composite Index from March 19, 2004 (the date the Company's common stock began to trade publicly) through December 31, 2005. The graph assumes that you invested $100 at the close of market on March 19, 2004 in the Company's common stock and each of the indexes, with dividends reinvested. The comparisons in this graph are provided in accordance with Securities and Exchange Commission disclosure requirements and are not intended to forecast or be indicative of the future performance of our common stock.

$150.00

  125.00

100.00

   75.00

19Mar04

Mar04

Jun04

Sep04

Dec04

Mar05

Jun05

Sep05

Dec05

CAPITAL LEASE FUNDING, INC.

S&P 500 INDEX

S&P REIT INDEX

	Base Period 19-Mar-04	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-05
Company	100	122.10	99.05	106.10	121.57	109.22	109.02	105.80	109.69
S&P 500 Index	100	101.48	103.23	101.30	110.65	108.27	109.75	113.71	116.09
S&P REIT Index	100	100.14	95.96	101.77	118.30	111.74	126.78	131.32	133.16

EMPLOYMENT OF OUR EXECUTIVES

       We have entered into employment agreements with each of our executive officers. We entered into employment agreements with Messrs. McDowell, Pollert, Seale and Blanz upon the closing of our initial public offering. We entered into an employment with Mr. Hughes in January 2005.

Employment Agreements with Messrs. McDowell, Pollert, Seale and Blanz

       The initial term of our employment agreements with Messrs. McDowell, Pollert, Seale and Blanz commenced on the closing of our initial public offering and expires on December 31, 2006. Each agreement automatically extends for one additional year each December 31, unless either party provides written notice to the other party at least 90 days prior to December 31.

       Salaries are reviewed annually by the Compensation Committee of our Board. In March 2006, the Compensation Committee set the following base salaries for the executive officers: Mr. McDowell, $375,000, Mr. Pollert, $200,000, Mr. Seale, $300,000, and Mr. Blanz, $245,000. In addition to salaries, bonuses may be granted in the discretion of the Compensation Committee, and there is no maximum limit on the bonus awardable to any executive in any given year, but, during the initial term (through December 2006), the annual bonus may not be less than: Mr. McDowell, $150,000, Mr. Pollert, $75,000, Mr. Seale, $85,000, and Mr. Blanz, $100,000. These agreements provide that the executive officers agree to devote substantially all of their business time to our operations (other than Mr. Pollert who has agreed to devote the substantial majority of his business time to our operations).

       The employment agreements permit us to terminate an executive officer's employment with appropriate notice for or without “cause.” “Cause” is generally defined to mean:

•	the executive's conviction of, or a plea of guilty or nolo contendere to, a felony;

•	the executive's intentional failure to substantially perform reasonably assigned material duties;

•	the executive's willful misconduct in the performance of the executive's duties; or

•	the executive's breach of any non-competition or non-disclosure agreement in effect between the executive and us, including such agreements in the employment agreement.

In addition, each executive officer has the right under his employment agreement to resign for or without “good reason.” “Good reason” is defined in the employment agreements to include a reduction in base salary, a demotion, a material reduction in duties, a requirement for the executive to be based at a location other than the New York, New York metropolitan area, or any material breach of the employment agreement by us, which demotion, material reduction or material breach has not been cured by us within 30 days after written notice by the executive. Resignation for “good reason” entitles the executive officer to receive the benefits described below.

       The employment agreements provide that the executive officers will be eligible to receive the same benefits, including participation in our retirement and welfare plans, as other similarly situated employees, and such other benefits as our Board may, from time to time, establish. We provide each executive with a term life insurance benefit as follows: Mr. McDowell, $2,000,000; Mr. Pollert, $1,000,000; Mr. Seale, $1,500,000; and Mr. Blanz, $750,000; and a disability insurance benefit providing a monthly income replacement until age 65 in the event of disability of: $18,725 (Mr. McDowell), $18,000 (Mr. Pollert), $17,550 (Mr. Seale), and $16,525 (Mr. Blanz).

       Pursuant to the terms of the employment agreements, when an executive officer's employment ends for any reason, we will pay accrued and unpaid salary, bonuses and benefits already determined, and other accrued obligations. We have agreed to pay severance equal to the executive officer's base salary for one year if we choose not to extend the agreement. In addition, if we terminate the executive officer's employment without “cause” or if the executive officer resigns for “good reason,” we will be obligated to pay the executive officer:

•	severance equal to (a) three times the named executive officer's base salary (for Messrs. McDowell and Seale) or two times the executive officer's base salary (for the other executives) plus (b) three times the executive officer's average bonus for the three preceding years (for Messrs. McDowell and Seale) or two times the executive officer's average bonus for the three preceding years (for the other executives), payable in a lump sum;

•	a pro rata portion of the executive officer's incentive pay for the year in which the termination occurs; and

•	payment of premiums for group health coverage during the 24-month period after termination of employment or cash in lieu of such coverage in an amount equal to the after-tax cost of continuing such coverage if the coverage cannot be continued.

If the executive officer's employment is terminated on account of death or disability, we will pay a pro rata portion of his incentive pay for the year in which the termination occurs. In addition, under the restricted stock award agreements we delivered to the executive officers, in the event we terminate an executive officer's employment other than for cause or on account of the executive officer's disability or death, or if the executive officer terminates his employment for good reason, all of the executive officer's unvested restricted stock awards will become fully vested. To receive the severance, the executive officer must execute a release of claims. Under the employment agreements, an executive officer's incentive pay is deemed to be the highest aggregate bonus or incentive payment paid to the executive officer during any of the three calendar years prior to the executive officer's termination date.

       In the event of a change in control of our company, all outstanding options, restricted stock awards and any other equity rights will become fully vested and exercisable for each executive officer and each executive officer will be entitled to enhanced severance benefits irrespective of when his employment terminates or if his employment is terminated by us without “cause” or by him for “good reason” after the change in control. The employment agreements provide that the executive officer will be entitled to receive severance benefits if there is a change of control during the term of their employment agreements, and within 12 months after the change of control, their employment is terminated without “cause” or they resign with “good reason.” They will also be entitled to benefits under the agreements if their employment is terminated without “cause” while we are negotiating a transaction that could result in a change of control or if they are terminated without “cause” and a change of control occurs within three months following their termination. In that event, the named executives are entitled to receive any accrued but unpaid salary and bonuses plus a severance benefit. The severance benefit is computed in the same manner as under a termination without “cause” or a resignation for “good reason.” In general terms, a change of control occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

•	if we merge into or consolidate with another entity, unless the holders of our voting shares immediately prior to the merger or consolidation have at least 50% of the combined voting stock of the surviving entity of the merger or consolidation;

•	if we sell or dispose of all or substantially all of our assets;

•	if we are liquidated or dissolved; or

•	if directors who constituted our initial Board following completion of our initial public offering cease for any reason to constitute a majority of our directors, unless the nomination of the successor to any such director is approved by a majority of our directors in office immediately prior to such cessation.

       If payments become due as a result of a change in control and the excise tax imposed by Internal Revenue Code Section 4999 applies, we are also required to gross up payments to the executive officer for the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

       The employment agreements also provide that for the one-year period after termination of an executive officer's employment for any reason, the executive officer will not compete with us by working with or investing in any business or enterprise which is substantially similar to our business during the term of his employment. The agreements also provide that for the one-year period after termination of the executive officer's employment for any reason the executive officer will not solicit any of our customers, encourage any of our customers to reduce their patronage of us, or solicit or hire any of our employees.

Employment Agreement with Mr. Hughes

       We entered into an at-will employment agreement with Mr. Hughes on January 31, 2005. His annual salary was initially set at $185,000, and is reviewed annually by the Compensation Committee of our Board. In March 2006, the Compensation Committee increased Mr. Hughes' base salary to $200,000. Pursuant to his employment agreement, we also paid Mr. Hughes a $35,000 signing bonus and awarded him 10,000 shares of our common stock under the stock plan. These shares are scheduled to vest in three equal annual installments beginning on February 15, 2006, with any unvested portion generally being forfeited if Mr. Hughes terminates his employment with us prior to the vesting date. These shares have dividend and voting rights until forfeited.

       We have agreed to pay Mr. Hughes six months salary and continue his health benefits for six months if we terminate his employment other than for cause. Any unvested shares of common stock awarded to him under the stock plan will automatically vest if we terminate his employment other than for cause. Cause is defined in the same way as described above for the other executive officers.

       We provide Mr. Hughes with a term life insurance benefit of $500,000, and a disability insurance benefit providing a monthly income replacement until age 65 in the event of disability of $11,400.

401(k) Plan

       We have established a 401(k) Plan for our employees. The 401(k) Plan is a defined contribution plan intended to qualify under section 401 of the Internal Revenue Code. All of our employees who are at least 21 years old are eligible to participate on the first day of the first payroll period following three months of employment. Participants may make pre-tax contributions to the 401(k) Plan of between 1% and 100% of their eligible earnings, subject to a statutorily prescribed annual limit. We may at our discretion make matching contributions to the 401(k) Plan in amounts to be determined annually. Each participant is fully vested in his or her contributions and in any discretionary matching contributions made to his or her account. Contributions by the participants or by us to the 401(k) Plan, and the income earned on such contributions, are generally not taxable to the participants until withdrawn. Any contributions by us are generally deductible by us when made. All contributions are held in trust as required by law. Individual participants may direct the trustee to invest their accounts in authorized investment alternatives.

THE AUDIT COMMITTEE

Report of the Audit Committee

       In accordance with our Audit Committee Charter, our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee's responsibility is to monitor and oversee these processes. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005, with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

       Our Audit Committee reviewed with the independent registered public accounting firm, who is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, the firm's judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

       In addition, our Audit Committee received the written disclosures and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, discussed with our independent registered public accounting firm the firm's independence from both management and our company and considered the compatibility of our independent registered public accounting firm's provision of non-audit services to our company with its independence.

       In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibility of our Audit Committee referred to below, our Audit Committee recommended to our Board that (and our Board has approved) the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

       The members of our Audit Committee are not professional accountants. Committee members rely on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, our Audit Committee serves an oversight role and does not itself determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with United States generally accepted accounting principles or that McGladrey & Pullen LLP is in fact “independent.”

Submitted by:

Audit Committee

Howard A. Silver (Chairman)
Jeffrey F. Rogatz
Stanley Kreitman

March 14, 2006

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       The Audit Committee has appointed McGladrey & Pullen LLP as our independent registered public accounting firm for the year ended December 31, 2006. A representative of McGladrey & Pullen is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

       Stockholder ratification of the Audit Committee's appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise. Therefore, we are not asking for stockholders to ratify the Audit Committee's appointment of our independent registered public accounting firm.

Change in Accountant

       On September 12, 2005, our Audit Committee dismissed Ernst & Young LLP as our independent registered public accounting firm, and engaged McGladrey & Pullen as our new independent registered public accounting firm. Ernst & Young was our independent registered public accounting firm for the year ended December 31, 2004 and the quarters ended March 31, 2005 and June 30, 2005. McGladrey & Pullen was our independent registered public accounting firm for the quarter ended September 30, 2005 and the year ended December 31, 2005.

       During the two year period ended December 31, 2004, and the subsequent interim periods ended March 31, 2005 and June 30, 2005, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst and Young's satisfaction, would have caused it to make reference thereto in its reports on the Company's financial statements for such years. There were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K within the two-year period ended December 31, 2004 and through September 12, 2005.

       The reports of Ernst & Young on the financial statements of the Company and its predecessor, Capital Lease Funding, LLC (now known as Caplease, LP), as of and for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

       During the two year period ended December 31, 2004, and for the subsequent period through September 12, 2005, the Company did not consult with McGladrey & Pullen regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to Independent Registered Public Accounting Firms

       The following is a summary of the fees and expenses billed to the Company by McGladrey & Pullen and Ernst & Young, for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004.

	2005				2004
	McGladrey & Pullen	Ernst & Young		Total	Ernst & Young Total
Audit fees(1)	$643,500	$303,350		$946,850	$525,504
Audit-related fees	—	—		—	—
Tax fees	—	—		—	3,000 (2)
All other fees	—	76,000	(3)	76,000	—

Total fees	$643,500	$379,350		$1,022,850	$528,504

(1)	Includes fees for annual financial statement audit work, quarterly financial statement reviews and comfort letters on and review of SEC registration statements. $287,500 of the audit fees incurred in 2005 and paid to McGladrey & Pullen represent services associated with the Sarbanes-Oxley Section 404 internal control audit.
(2)	Represents fees incurred for review of the Federal, New York State, and New York City partnership tax returns for CLF, LLC.
(3)	Represents fees incurred in connection with our March 2005 collateralized debt obligation, including a comfort letter at the time of the offering and quarterly reviews of CDO trustee reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Hercules Transaction

       As of December 31, 2005, one of our Board members, Jeffrey F. Rogatz, owned approximately 1.5% of the preferred equity of the owner of an office building in Wilmington, Delaware, net leased to Hercules Incorporated, and had the right to share in an incentive fee under certain circumstances upon a refinancing of the debt on the property or a sale of the property. Also as of December 31, 2005, we had invested $36.4 million to finance the owner's purchase of the building, including a $27.7 million mezzanine loan to the owner and a pari passu $8.7 million preferred equity investment in the owner. As required by our conflict of interest policy, the disinterested directors on our Board approved our investment in the property. Our Board also concluded that Mr. Rogatz's interest in the transaction does not preclude him from being independent.

Qwest Communications Assignment of Rents

       Paul H. McDowell, our chief executive officer and a member of our Board, William R. Pollert, our president and a member of our Board, Shawn P. Seale, our senior vice president, chief financial officer and treasurer, and Robert C. Blanz, our senior vice president and chief investment officer, collectively own a 50% interest in a computer data center in the Sacramento, California area that is net leased to Qwest Communications. The group owns the data center through a limited partnership. In February 2001, we originated a net lease loan to the limited partnership in the amount of approximately $42 million. At that time, management's ownership interest in the limited partnership was 25%. In February 2001, we sold the loan to Wachovia Bank, and the limited partnership agreed to pay us an advisory fee from the rent payable by Qwest in the amount of approximately $66,000 a month until November 2010. An affiliate of the limited partnership is also a party to a management agreement with Qwest for the operation of the data center, and another affiliate of the limited partnership subleases a portion of the leased building from Qwest at a nominal amount. No failure to perform under the management agreement or sublease entitles Qwest to any rent abatement or termination under the lease.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Company's shares of common stock to file reports of ownership and changes in ownership of our shares of common stock and any other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for fiscal year 2005 or written representations that no other reports were required, we believe that all filing requirements under Section 16(a) for fiscal year 2005 were complied with on a timely basis.

2005 ANNUAL REPORT TO STOCKHOLDERS

       We have enclosed along with this Proxy Statement a copy of the Company's 2005 Annual Report to Stockholders that includes all financial statements and schedules. We will provide without charge additional copies of the 2005 Annual Report to each person solicited by this Proxy Statement upon request in writing to Brad D. Cohen, Director of Investor Relations, Capital Lease Funding, Inc., c/o Integrated Corporate Relations, 24 Post Road East, Westport, Connecticut 06880.

BENEFICIAL OWNERS

       Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and Annual Report to that address. Any such beneficial owner may request a separate copy of this proxy statement or the Annual Report by contacting our Corporate Secretary in writing at 110 Maiden Lane, New York, NY 10005, or by telephone at (212) 217-6300. Beneficial owners with the same address who receive more than one proxy statement and Annual Report may request delivery of a single proxy statement and Annual Report by contacting our Corporate Secretary as provided in the preceding sentence.

OTHER MATTERS

       As of the date of this proxy statement, the Board does not intend to present any matter for action at the 2006 Annual Meeting of Stockholders other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is intended that the holders of the proxies will act in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

       To be eligible for inclusion in the proxy materials for the Company's 2007 Annual Meeting of Stockholders, stockholder proposals must be received at the Company's principal executive offices, Attention: Corporate Secretary, by December 29, 2006. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies. A stockholder who wishes to present a proposal at the Company's 2007 Annual Meeting of Stockholders, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company's principal executive offices, Attention: Corporate Secretary, no earlier than December 29, 2006 and no later than January 28, 2007.

       In addition to the timing requirements set forth above, our amended and restated Bylaws contain certain additional requirements that a stockholder must meet to nominate one or more persons for election as directors at an annual meeting or to make any other proposal to be acted upon at an annual meeting.

       Article II, Section 12 of our amended and restated Bylaws allows any stockholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at an annual meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered in writing to our Corporate Secretary not later than 90th day nor more than 120th day before the anniversary of the date of the first mailing of our proxy statement for the immediately preceding year's annual meeting, provided that in the event that the date of the mailing of the notice for the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by us.

       Because this proxy statement was first mailed to our stockholders on April 28, 2006, our Corporate Secretary must receive written notice of a stockholder's intent to make such nomination or nominations at the 2007 Annual Meeting of Stockholders not later than the close of business on January 28, 2007, and not earlier than the close of business on December 29, 2006.

       Each notice of a stockholder proposal must set forth:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made.

       The stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, must set forth:

•	the name and address of such stockholder, as they appear on our books, and of such beneficial owner; and

•	the number of shares of each class of our stock which are owned beneficially and of record by such stockholder and such beneficial owner.

       If the Board has determined that directors will be elected at a special meeting of stockholders, any stockholder of the Company who is a stockholder of record both at the time of giving of notice of such meeting and at the time of the special meeting, and who is entitled to vote at the meeting and who complies with the notice procedures in the next sentence may nominate a person for election to the Company's Board. Such stockholder must deliver a notice containing the information described above to the Corporate Secretary not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

       These requirements are separate from the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.

       We will also furnish any stockholder a copy of our amended and restated Bylaws without charge upon written request to the Corporate Secretary. We have filed a copy of our amended and restated Bylaws as Exhibit 3.3 to our Annual Report on Form 10-K, for the fiscal year ended December 31, 2005.

By Order of the Board,

Paul C. Hughes Corporate Secretary

April 28, 2006

Annex A

CAPITAL LEASE FUNDING, INC.
2004 STOCK INCENTIVE PLAN

As Amended and Restated
Effective June 14, 2006

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2004 STOCK INCENTIVE PLAN

i

ii

iii

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2004 STOCK INCENTIVE PLAN

ARTICLE I
DEFINITIONS

1.01. Acquiring Person

       Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least fifty percent (50%) of the Company's then outstanding securities entitled to vote generally in the election of the Board.

1.02. Administrator

       Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03. Affiliate

       Affiliate means any “subsidiary” or “parent” corporation (as such terms are defined in Section 424 of the Code) of the Company.

1.04. Agreement

       Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Incentive Award or an Option or SAR granted to such Participant.

1.05. Associate

       Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.06. Beneficial Ownership, Beneficially Owned and Beneficially Owns

       Beneficial Ownership, Beneficially Owned and Beneficially Owns shall have the meanings provided in Exchange Act Rule 13d-3.

1.07. Board

       Board means the Board of Directors of the Company.

1.08. Change in Control

       Change in Control means (i) the ownership or acquisition (whether by a merger or otherwise) by any Person (other than a Qualified Affiliate), in a single transaction or a series of related or unrelated transactions, of Beneficial Ownership of more than fifty percent (50%) of the Company's then outstanding voting securities (the “Outstanding Voting Securities”); (ii) the merger or consolidation of the Company with or into any other Person (other than a Qualified Affiliate), if, immediately following the effectiveness of such merger or consolidation, Persons who did not Beneficially Own Outstanding Voting Securities immediately before the effectiveness of such merger or consolidation directly or indirectly Beneficially Own more than fifty percent (50%) of the outstanding shares of voting stock of the surviving entity of such merger or consolidation

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(including for such purpose in both the numerator and denominator, shares of voting stock issuable upon the exercise of then outstanding rights (including conversion rights), options or warrants) (“Resulting Voting Securities”), provided that, for purposes of this subsection, if a Person who Beneficially Owned Outstanding Voting Securities immediately before the merger or consolidation Beneficially Owns a greater number of the Resulting Voting Securities immediately after the merger or consolidation than the number the Person received solely as a result of the merger or consolidation, that greater number will be treated as held by a Person who did not Beneficially Own Outstanding Voting Securities before the merger or consolidation, and provided further that such merger or consolidation would also constitute a Change in Control if it would satisfy the foregoing test if rights, options and warrants were not included in the calculation; (iii) any one or a series of related sales or conveyances to any Person or Persons (including a liquidation) other than any one or more Qualified Affiliates of all or substantially all of the assets of the Company; (iv) the complete liquidation or dissolution of the Company; or (v) Continuing Directors cease to be a majority of the members of the Board.

1.09. Code

       Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.10. Committee

       Committee means the Compensation Committee of the Board; provided, however, that references in the Plan to the Committee mean the Board during the period before the closing date of the initial public offering of the Common Stock.

1.11. Common Stock

       Common Stock means the common shares of beneficial interest of the Company.

1.12. Company

       Company means Capital Lease Funding, Inc., a Maryland corporation.

1.13. Continuing Director

       Continuing Director means (i) an individual who is a member of the Board on the closing date of the Company's initial public offering of the Common Stock or (ii) any new director whose appointment by the Board was approved by a majority of the persons who were already Continuing Directors at the time of such appointment, election or approval, other than any individual who assumes office initially as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or as a result of an agreement to avoid or settle such a contest or solicitation.

1.14. Control Affiliate

       Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.15. Control Change Date

       Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

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2004 STOCK INCENTIVE PLAN

1.16. Corresponding SAR

       Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.17. Exchange Act

       Exchange Act means the Securities Exchange Act of 1934.

1.18. Fair Market Value

       Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange. If, on any given date, no share of Common Stock is traded on the New York Stock Exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.19. Incentive Award

       Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.20. Option

       Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.21. Participant

       Participant means an employee of the Company or an Affiliate, a member of the Board, or a person or entity that provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares, a Stock Award, an Option, an SAR, an Incentive Award or a combination thereof.

1.22. Performance Shares

       Performance Shares means an award, in the amount determined by the Administrator, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.23. Person

       Person shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), including any natural person, corporation, trust, association, company, partnership, joint venture, limited liability company, legal entity of any kind, government, or political subdivision, agency or instrumentality of a government, as well as two or more Persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the Company's securities. The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such

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2004 STOCK INCENTIVE PLAN

employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.24. Plan

       Plan means the Capital Lease Funding, Inc. 2004 Stock Incentive Plan.

1.25. Qualified Affiliate

       Qualified Affiliate means (i) any directly or indirectly wholly owned subsidiary of the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or by any entity controlled by the Company; or (iii) any Person controlled by any named executive officer (as defined in Item 402 of Regulation S-K under the Securities Act of 1933) of the Company as indicated in its most recent securities filing made before the date of the transaction. For purposes of this definition, “controlled by” shall mean having possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.26. Related Entity

       Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.27. SAR

       SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. The amount payable, with respect to each share of Common Stock encompassed by the exercise of such SAR, shall not exceed the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.28. Stock Award

       Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

ARTICLE II
PURPOSES

       The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards in accordance with the Plan and procedures that may be established by the Administrator. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

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2004 STOCK INCENTIVE PLAN

ARTICLE III
ADMINISTRATION

       The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Incentive Award. Notwithstanding any such conditions, the Administrator may, in its discretion, (i) accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Performance Shares may be settled or (ii) suspend the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

       The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan and the Committee's prior delegation.

ARTICLE IV
ELIGIBILITY

       Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), any member of the Board and any person or entity that provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate.

ARTICLE V
COMMON STOCK SUBJECT TO PLAN

5.01. Common Stock Issued

       Upon the award of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, the Company may issue Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

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2004 STOCK INCENTIVE PLAN

5.02. Aggregate Limit

       The maximum aggregate number of shares of Common Stock that may be issued under this Plan, as amended and restated herein, pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Performance Shares is equal to 2,323,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article XII. If an SAR is exercised and settled, in whole or in part, by the issuance of Common Stock, the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be reduced by the number of SARs exercised rather than the number of shares of Common Stock issued in settlement of the SAR exercise.

5.03. Reallocation of Shares

       If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.

ARTICLE VI
OPTIONS

6.01. Award

       In accordance with the provisions of Article IV, the Administrator will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any calendar year covering more than 300,000 shares.

6.02. Option Price

       The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except for an adjustment in accordance with Article XII, an Option may not be repriced (by cancellation, substitution or otherwise), without the approval of the Company's shareholders.

6.03. Maximum Option Period

       The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

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2004 STOCK INCENTIVE PLAN

6.04. Nontransferability

       Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options

       Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. Employee Status

       For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07. Exercise

       Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08. Payment

       Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with shares of Common Stock. If shares of Common Stock are

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2004 STOCK INCENTIVE PLAN

used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09. Change in Control

       Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

6.10. Shareholder Rights

       No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11. Disposition of Shares

       A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
SARS

7.01. Award

       In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted SARs in any calendar year covering more than 300,000 shares of Common Stock. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. Maximum SAR Period

       The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR shall have a term of more than ten years from the date such related Option was granted. The terms of any Corresponding SAR may provide that it has a term that is less than such maximum period.

7.03. Nontransferability

       Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

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2004 STOCK INCENTIVE PLAN

7.04. Transferable SARs

       Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05. Exercise

       Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06. Change in Control

       Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

7.07. Employee Status

       If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08. Settlement

       At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09. Shareholder Rights

       No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

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2004 STOCK INCENTIVE PLAN

ARTICLE VIII
STOCK AWARDS

8.01. Award

       In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 200,000 shares.

8.02. Vesting

       The Administrator, on the date of the award, may prescribe that a Participant's rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. Except as otherwise may be permitted or required by this Plan, a Stock Award that is not immediately nonforfeitable and transferable shall be restricted for a period of at least three years or, if the restrictions lapse or expire based on the attainment of objectives stated with respect to performance criteria listed in Section 8.03, the period of restriction shall be at least one year.

8.03. Performance Objectives

       In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company's, an Affiliate's or a business unit's return on equity, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations per share, earnings per share, funds from operations, peer stockholder returns, total shareholder return, return on assets, asset origination or such other measures as may be selected by the Administrator. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04. Employee Status

       In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

8.05. Change in Control

       Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, each outstanding Stock Award shall be transferable and nonforfeitable on and after a Control Change Date.

8.06. Shareholder Rights

       Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares

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2004 STOCK INCENTIVE PLAN

granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
PERFORMANCE SHARE AWARDS

9.01. Award

       In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any calendar year for more than 200,000 shares of Common Stock.

9.02. Earning the Award

       The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least three years from the date of the award; provided, however, that the performance measurement period shall be at least one year from the date of the award if the payment pursuant to the Performance Share award is contingent upon the attainment of objectives stated with respect to performance criteria listed in the following sentence. The performance objectives may be stated with respect to the Company's, an Affiliate's or a business unit's return on equity, total earnings, earnings per share, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations per share, peer stockholder returns, total shareholder return, return on assets, asset origination or such other measures as may be selected by the Administrator. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

9.03. Payment

       In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04. Shareholder Rights

       No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 8.06.

9.05. Nontransferability

       Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

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2004 STOCK INCENTIVE PLAN

9.06. Transferable Performance Shares

       Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07. Employee Status

       In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.08. Change in Control

       Sections 9.02 to the contrary notwithstanding, on and after a Control Change Date, each outstanding Performance Share award shall be earned as of a Control Change Date. To the extent the Agreement provides that the Performance Share award will be settled with shares of Common Stock, such shares shall be nonforfeitable and transferable as of the Control Change Date.

ARTICLE X
INCENTIVE AWARDS

10.01. Award

       The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) five hundred percent (500%) of the Participant's base salary (prior to any salary reduction or deferral election) as of the date the Incentive Award was granted or (ii) $2,000,000.

10.02. Terms and Conditions

       The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. The performance objectives may be stated with respect to the Company's, an Affiliate's or a business unit's return on equity, total earnings, earnings per share, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations per share, peer stockholder returns, total shareholder return, return on assets, asset origination or such other measures as may be selected by the Administrator. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, disability, or retirement.

CAPITAL LEASE FUNDING, INC.
2004 STOCK INCENTIVE PLAN

10.03. Nontransferability

       Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04. Transferable Incentive Awards

       Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05. Employee Status

       If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.06. Change in Control

       The Committee may provide that any Incentive Award shall be earned in its entirety as of a Control Change Date.

10.07. Shareholder Rights

       No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

ARTICLE XI
LIMITATION ON BENEFITS

       The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Article XI, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

       The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant's total Parachute Payments.

       The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

       The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the

CAPITAL LEASE FUNDING, INC.
2004 STOCK INCENTIVE PLAN

Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

       As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XI, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Article XI (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Article XI (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

       For purposes of this Article XI, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XI, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Article XI, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

       Notwithstanding any other provision of this Article XI, the limitations and provisions of this Article XI shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON STOCK

       The maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted; the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards, and SARs; and the per individual limitations on the number of shares of Common Stock for which Options, SARs, Performance Shares, and Stock Awards may be granted shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there

CAPITAL LEASE FUNDING, INC.
2004 STOCK INCENTIVE PLAN

occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be final and conclusive.

       The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted; the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards or SARs.

       The Committee may make Stock Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

       No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV
GENERAL PROVISIONS

14.01. Effect on Employment and Service

       Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

14.02. Unfunded Plan

       This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such

CAPITAL LEASE FUNDING, INC.
2004 STOCK INCENTIVE PLAN

obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03. Rules of Construction

       Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XV
AMENDMENT

       The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if such approval is required under applicable law or the rules and regulations of the New York Stock Exchange. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Stock Award, Performance Share Award, Option, SAR, or Incentive Award outstanding at the time such amendment is made.

ARTICLE XVI
DURATION OF PLAN

       No Stock Award, Performance Share Award, Option, SAR, or Incentive Award may be granted under this Plan after March 14, 2016. Stock Awards, Performance Share awards, Options, SARs, and Incentive Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII
EFFECTIVE DATE OF PLAN

       Options, SARs, Stock Awards, Performance Shares and Incentive Awards may be granted under this Plan upon its adoption by the Board; provided that, this Plan shall not be effective unless this Plan is approved by the unanimous consent of the Company's shareholders or by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present, before March 18, 2004. The Plan, as amended and restated herein, shall be effective on the date that it is approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present.

Annex B

CAPITAL LEASE FUNDING, INC.
INDEPENDENCE DETERMINATION GUIDELINES

       A director is considered independent if the Board makes an affirmative determination that the director has no material relationship with the Company after broadly considering all relevant facts and circumstances. The Board has established the categorical standards set forth below to assist it in making such determinations. A director will not be considered independent if the director:

•	is, or who has been within the last three years, an employee of the Corporation or any of its subsidiaries, or whose immediate family member is, or has been within the last three years, an executive officer, of the Corporation or any of its subsidiaries;

•	has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Corporation or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(A) is or whose immediate family member is a current partner of a firm that is the Corporation's internal or external auditor; (B) is a current employee of such a firm; (C) has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Corporation's audit within that time;

•	is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation's present executives at the same time serves or served on that company's compensation committee;

•	is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues (as reported for the last completed fiscal year); or

•	is, or within the last three years has been, an executive officer of a charitable organization that receives contributions from the Corporation or any of its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million of 2% of such charitable organization's consolidated gross revenues.

B-1

CAPITAL LEASE FUNDING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS WEDNESDAY, JUNE 14, 2006 AND PROXY STATEMENT

PROXY

CAPITAL LEASE FUNDING, INC.
110 Maiden Lane
New York, NY 10005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby constitutes and appoints Paul H. McDowell and Paul C. Hughes, or either of them, as proxy of the undersigned (and if the undersigned is a proxy, substitute proxies), each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of common stock of Capital Lease Funding, Inc. (the “Company”) which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Stockholders of the Company to be held at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, New York, New York, on Wednesday, June 14, 2006 at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof. This proxy is solicited on behalf of the Board of Directors.

When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted FOR the Board of Directors’ nominees and FOR the amendment and restatement of the 2004 stock incentive plan, and this Proxy authorizes the above-designated Proxies to vote in their sole discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof pursuant to Maryland law and the amended and restated bylaws of the Company and to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

If no specification is made, this proxy will be voted FOR all nominees.

1.	ELECTION OF DIRECTORS.

The Board of Directors recommends a vote FOR all nominees.

Nominees:

Lewis S. Ranieri

Paul H. McDowell

William R. Pollert

Michael E. Gagliardi

Stanley Kreitman

Jeffrey F. Rogatz

Howard A. Silver

FOR ALL NOMINEES ☐	WITHHOLD FOR ALL NOMINEES ☐

WITHHOLD FOR THE FOLLOWING ONLY (In the space provided below, write in the name of the nominee(s) for whom you wish to WITHHOLD)

If no specification is made, this proxy will be voted FOR the amendment and restatement of the 2004 stock incentive plan.

2.	APPROVAL OF AMENDMENT AND RESTATEMENT OF 2004 STOCK INCENTIVE PLAN.

The Board of Directors recommends a vote FOR this proposal.

FOR	AGAINST	ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of common stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of common stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please also date this Proxy.

Signature:	Date:

Signature:	Date: